Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REED ELSEVIER PLC CONSOLIDATED FINANCIAL STATEMENTS
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2010 relating to the consolidated financial statements of Reed Elsevier PLC and the effectiveness of Reed Elsevier PLC’s internal control over financial reporting appearing in the Annual Report on Form 20-F of Reed Elsevier PLC and Reed Elsevier NV for the year ended December 31, 2009.

/s/ Deloitte LLP
London, England
May 24, 2010